Exhibit 99.01

Contacts:	Investors	Media
	Bob Lawson	Diane Carlini
	Intuit Inc.	Intuit Inc.
	650-944-6165	650-944-6251
	robert_lawson@intuit.com	diane_carlini@intuit.com
Intuit Announces Second-Quarter Revenue of $763M In Line with
Expectations
MOUNTAIN VIEW, Calif. — Feb. 22, 2007 - Intuit Inc. (Nasdaq: INTU) today announced its second-quarter 2007 revenue increased 3 percent year-over-year to $763 million, in line with expectations. For the first six months of the fiscal year, the company reported revenue growth of 8 percent.
     Growth in the quarter was driven by strong sales in Consumer Tax, which were up 18 percent over the year-ago period, and Payroll and Payments segment, which was up 15 percent year-over-year. This growth was offset partly by revenue shifts in QuickBooks and Pro Tax, which moved about $45 million in revenue from the second quarter to the first and third quarters, compared to last year.
     “We are pleased with the early results of TurboTax and the continued strength in our Payroll and Payments segment,” said Steve Bennett, Intuit’s president and chief executive officer. “We are also excited by the recent acquisition of Digital Insight, which will provide a third platform for growth as we go forward.”
Second-Quarter 2007 Financial Highlights
     Intuit posted GAAP (Generally Accepted Accounting Principles) diluted net income of $145 million in the quarter versus diluted net income of $183 million in the second quarter of 2006. This represents diluted net income of $0.40 per share versus diluted net income of $0.50 per share in the year-ago quarter. Second quarter 2006 results

Intuit Earnings Q207

included $28 million, or 7 cents per share, from discontinued operations. Intuit posted non-GAAP diluted net income of $161 million, or $0.45 per share versus $174 million, or $0.48 per share in the second quarter of 2006.
Second-Quarter 2007 Business Segment Results
•	QuickBooks second quarter revenue was $164 million. The earlier launch of QuickBooks 2007 versus QuickBooks 2006 shifted about $20 million of revenue from the second quarter to the first quarter. Year-to-date QuickBooks revenue was up 5 percent.

•	Payroll and Payments revenue of $138 million was up 15 percent compared to the second quarter of 2006.

•	Consumer Tax revenue was $226 million, up 18 percent year-over-year.

•	Professional Tax revenue was $131 million, down 13 percent as a result of changes in product offerings, which deferred approximately $25 million to the third quarter.

•	Other Businesses revenue of $105 million was up 1 percent.
Forward-looking Guidance
     Forward-looking guidance has been adjusted to reflect the acquisition of Digital Insight, the disposition of certain fully outsourced payroll assets, and a lower effective tax rate. For fiscal 2007 Intuit now expects:
•	Revenue of $2.625 billion to $2.675 billion, representing annual growth of 12 to 14 percent.

•	GAAP operating income of $585 million to $611 million, and non-GAAP operating income of $725 million to $751 million.

•	GAAP diluted earnings per share, or EPS, of $1.10 to $1.14, and non-GAAP diluted EPS of $1.33 to $1.37.
     Intuit also adjusted its previously given third quarter, fourth quarter and full year fiscal 2007 guidance for revenue and earnings per share, details of which are available on Intuit’s Web site at www.intuit.com/about_intuit/investors/earnings/2007.

Intuit Earnings Q207

Webcast and Conference Call Information
     A live audio webcast of Intuit’s second-quarter 2007 conference call is available at www.intuit.com/about_intuit/investors/webcast_events.html. The call begins today at 1:30 p.m. PDT. The replay of the audio webcast will remain on Intuit’s Web site for one week after the conference call. Intuit has also posted this press release, including the attached tables and non-GAAP to GAAP reconciliations on its Web site and will post the conference call script shortly after the conference call concludes. These documents may be found at web.intuit.com/about_intuit/press_releases/2007/.
     The conference call number is 866-206-6509 in the United States or 703-639-1108 from international locations. No reservation or access code is needed. A replay of the call will be available for one week by calling 888-266-2081, or 703-925-2533 from international locations. The access code is 1035185.

Intuit, the Intuit logo, Quicken, QuickBooks and TurboTax, among others, are registered trademarks and/or registered service marks of Intuit Inc. in the United States and other countries.
About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles, please see the section of the accompanying tables titled “About Non-GAAP Financial Measures” as well as the related Table B and Table E which follow it. A copy of the press release filed by Intuit on February 22, 2007 can be found on the investor relations page of Intuit’s Web site.
Cautions About Forward-Looking Statements
This press release contains forward-looking statements, including forecasts of Intuit’s expected financial results; its prospects for the business in fiscal 2007 and beyond; expectations of future growth, including growth of the Digital Insight business; and all of the statements under the heading “Forward-Looking Guidance.”
Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. These factors include, without limitation, the following: product introductions and price competition from our competitors can have unpredictable negative effects on our revenue, profitability and market position; governmental encroachment in our tax businesses or other governmental activities regulating the filing of tax returns could negatively effect our operating results and market position; we may not be able to successfully introduce new products and services to meet our growth and profitability objectives, and current and future products and services may not adequately address customer needs and may not achieve broad market acceptance, which could harm our operating results and financial condition; any failure to maintain reliable and responsive service levels for our offerings could cause us to lose customers and negatively impact our revenues and profitability; any significant product quality problems or delays in our products could harm our revenue, earnings and reputation; our participation in the Free File Alliance may result in lost revenue opportunities and cannibalization of our traditional paid franchise; any

Intuit Earnings Q207

failure to properly use and protect personal customer information could harm our revenue, earnings and reputation; our acquisition activities may be disruptive to Intuit and may not result in expected benefits; our use of significant amounts of debt to finance acquisitions or other activities could harm our financial condition and results of operations; our revenue and earnings are highly seasonal and the timing of our revenue between quarters is difficult to predict, which may cause significant quarterly fluctuations in our financial results; predicting tax-related revenues is challenging due to the heavy concentration of activity in a short time period; we have implemented, and are continuing to upgrade, new information systems and any problems with these new systems could interfere with our ability to ship and deliver products and gather information to effectively manage our business; our financial position may not make repurchasing shares advisable or we may issue additional shares in an acquisition causing our number of outstanding shares to grow; and litigation involving intellectual property, antitrust, shareholder and other matters may increase our costs. More details about these and other risks that may impact our business are included in our Form 10-K for fiscal 2006 and in our other SEC filings. You can locate these reports through our website at http://www.intuit.com/about_intuit/investors. Forward-looking statements are based on information as of February 22, 2007, and we do not undertake any duty to update any forward-looking statement or other information in these remarks.

Table A
INTUIT INC.
GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	January 31,	January 31,	January 31,	January 31,
	2007	2006	2007	2006
Net revenue:
Product	$549,539	$557,079	$761,959	$739,533
Service and other	213,768	185,625	363,419	307,242

Total net revenue	763,307	742,704	1,125,378	1,046,775

Costs and expenses:
Cost of revenue:
Cost of product revenue	68,253	71,739	105,596	104,170
Cost of service and other revenue	70,293	63,393	138,665	122,641
Amortization of purchased intangible assets	2,583	2,763	4,891	5,712
Selling and marketing	221,440	196,903	376,538	344,333
Research and development	115,474	100,084	235,688	197,364
General and administrative	68,606	65,297	145,994	128,892
Acquisition-related charges	2,334	3,553	5,176	7,312

Total costs and expenses	548,983	503,732	1,012,548	910,424

Operating income from continuing operations	214,324	238,972	112,830	136,351
Interest and other income	11,046	5,566	21,336	11,870
Gains on marketable equity securities and other investments, net	—	3,027	1,221	7,294

Income from continuing operations before income taxes	225,370	247,565	135,387	155,515
Income tax provision [A]	79,673	92,074	48,405	57,635
Minority interest	335	244	550	244

Net income from continuing operations	145,362	155,247	86,432	97,636
Net income from discontinued operations [B]	—	27,726	—	39,533

Net income	$145,362	$182,973	$86,432	$137,169

Basic net income per share from continuing operations	$0.42	$0.44	$0.25	$0.28
Basic net income per share from discontinued operations	—	0.08	—	0.11

Basic net income per share [C]	$0.42	$0.52	$0.25	$0.39

Shares used in basic per share amounts [C]	347,185	350,292	346,700	352,552

Diluted net income per share from continuing operations	$0.40	$0.43	$0.24	$0.27
Diluted net income per share from discontinued operations	—	0.07	—	0.11

Diluted net income per share [C]	$0.40	$0.50	$0.24	$0.38

Shares used in diluted per share amounts [C]	360,573	363,582	360,654	365,200

Total share-based compensation expense in continuing operations:
Cost of product revenue	$262	$245	$480	$533
Cost of service and other revenue	644	496	1,261	1,133
Selling and marketing	5,759	5,250	11,497	11,557
Research and development	5,560	4,684	10,862	10,294
General and administrative	7,087	7,074	14,071	14,656

Total	$19,312	$17,749	$38,171	$38,173

See accompanying Notes.

INTUIT INC.
NOTES TO TABLE A
[A]	Our effective tax rate for the three months ended January 31, 2007 was approximately 35% and did not differ significantly from the federal statutory rate. Our effective tax rate for the six months ended January 31, 2007 was approximately 36% and differed from the federal statutory rate primarily due to state income taxes, which were partially offset by the benefit we received from federal and state research and experimental credits and tax exempt interest income. In addition, we benefited from the retroactive extension of the federal research and experimental credit. Our effective tax rates for the three and six months ended January 31, 2006 were approximately 37% and differed from the federal statutory rate primarily due to state income taxes, which were partially offset by the benefit we received from federal and state research and experimental credits and tax exempt interest income.

[B]	In December 2005 we sold our Intuit Information Technology Solutions (ITS) business for approximately $200 million in cash. In accordance with the provisions of Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets,” we accounted for the sale of ITS as discontinued operations. Consequently, we have segregated the operating results and cash flows of ITS from continuing operations in our financial statements for all periods prior to the sale. Revenue for ITS was $5.8 million and $20.2 million for the three and six months ended January 31, 2006. Net income from ITS operations was $1.9 million and $5.2 million for the same periods. We recorded a net gain on the disposal of ITS of $34.3 million in the six months ended January 31, 2006.

[C]	Our Board of Directors authorized a two-for-one stock split which was effected in the form of a 100% stock dividend on July 6, 2006. All share and per share figures in these tables retroactively reflect this stock split.

INTUIT INC.
ABOUT NON-GAAP FINANCIAL MEASURES
The accompanying press release dated February 22, 2007 contains non-GAAP financial measures. Tables B and E reconcile the non-GAAP financial measures in that press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP operating income (loss) and related operating margin as a percentage of revenue, non-GAAP net income (loss) and non-GAAP net income (loss) per share.
Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.
We believe that these non-GAAP financial measures provide meaningful supplemental information regarding Intuit’s operating results primarily because they exclude amounts that we do not consider part of ongoing operating results when assessing the performance of the organization, our operating segments or our senior management. Segment managers are not held accountable for share-based compensation expenses, acquisition-related costs, or the other excluded items that may impact their business units’ operating income (loss) and, accordingly, we exclude these amounts from our measures of segment performance. We also exclude these amounts from our budget and planning process. We believe that our non-GAAP financial measures also facilitate the comparison of results for current periods and guidance for future periods with results for past periods. We exclude the following items from our non-GAAP financial measures:
•	Share-based compensation expenses. Our non-GAAP financial measures exclude share-based compensation expenses, which consist of expenses for stock options, restricted stock, restricted stock units and purchases of common stock under our Employee Stock Purchase Plan. Segment managers are not held accountable for share-based compensation expenses impacting their business units’ operating income (loss) and, accordingly, we exclude share-based compensation expenses from our measures of segment performance. While share-based compensation is a significant expense affecting our results of operations, management excludes share-based compensation from our budget and planning process. We exclude share-based compensation expenses from our non-GAAP financial measures for these reasons and the other reasons stated above. We compute weighted average dilutive shares using the method required by SFAS 123(R) for both GAAP and non-GAAP diluted net income per share.

•	Amortization of purchased intangible assets and acquisition-related charges. In accordance with GAAP, amortization of purchased intangible assets in cost of revenue includes amortization of software and other technology assets related to acquisitions and acquisition-related charges in operating expenses includes amortization of other purchased intangible assets such as customer lists and covenants not to compete. Acquisition activities are managed on a corporate-wide basis and segment managers are not held accountable for the acquisition-related costs impacting their business units’ operating income (loss). We exclude these amounts from our measures of segment performance and from our budget and planning process. We exclude these items from our non-GAAP financial measures for these reasons, the other reasons stated above and because we believe that excluding these items facilitates comparisons to the results of other companies in our industry, which have their own unique acquisition histories.

•	Gains and losses on disposals of businesses. We exclude these amounts from our non-GAAP financial measures for the reasons stated above and because they are unrelated to our ongoing business operating results.

•	Gains and losses on marketable equity securities and other investments. We exclude these amounts from our non-GAAP financial measures for the reasons stated above and because they are unrelated to our ongoing business operating results.

•	Income tax effects of excluded items. Our non-GAAP financial measures exclude the income tax effects of the adjustments described above that relate to the current period as well as adjustments for similar items that relate to prior periods. We exclude the impact of these tax items for the reasons stated above and because management believes that they are not indicative of our ongoing business operations.

•	Operating results and gains and losses on the sale of discontinued operations. From time to time, we sell or otherwise dispose of selected operations as we adjust our portfolio of businesses to meet our strategic goals. In accordance with GAAP, we segregate the operating results of discontinued operations as well as gains and losses on the sale of these discontinued operations from continuing operations on our GAAP statements of operations but continue to include them in GAAP net income or loss and net income or loss per share. We exclude these amounts from our non-GAAP financial measures for the reasons stated above and because they are unrelated to our ongoing business operations.
The following describes each non-GAAP financial measure, the items excluded from the most directly comparable GAAP measure in arriving at each non-GAAP financial measure, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.
(A)	Operating income (loss) and related operating margin as a percentage of revenue. We exclude share-based compensation expenses, amortization of purchased intangible assets and acquisition-related charges from our GAAP operating income (loss) from continuing operations and related operating margin in arriving at our non-GAAP operating income (loss) and related operating margin primarily because we do not consider them part of ongoing operating results when assessing the performance of the organization, our operating segments and senior management or when undertaking our budget and planning process. We believe that the exclusion of these expenses from our non-GAAP financial measures also facilitates the comparison of results for fiscal 2006 and guidance for future periods with results for prior periods. In addition, we exclude amortization of purchased intangible assets and acquisition-related charges from non-GAAP operating income (loss) and operating margin because we believe that excluding these items facilitates comparisons to the results of other companies in our industry, which have their own unique acquisition histories.
(B)	Net income (loss) and net income (loss) per share (or earnings per share). We exclude share-based compensation expenses, amortization of purchased intangible assets, acquisition-related charges, net gains on marketable equity securities and other investments, gains and losses on disposals of businesses, certain tax items as described above, and amounts related to discontinued operations from our GAAP net income (loss) and net income (loss) per share in arriving at our non-GAAP net income (loss) and net income (loss) per share. We exclude all of these items from our non-GAAP net income (loss) and net income (loss) per share primarily because we do not consider them part of ongoing operating results when assessing the performance of the organization, our operating segments and senior management or when undertaking our budget and planning process. We believe that the exclusion of these items from our non-GAAP financial measures also facilitates the comparison of results for fiscal 2006 and guidance for future periods with results for prior periods.

In addition, we exclude amortization of purchased intangible assets and acquisition-related charges from our non-GAAP net income (loss) and net income (loss) per share because we believe that excluding these items facilitates comparisons to the results of other companies in our industry, which have their own unique acquisition histories. We exclude gains on marketable equity securities and other investments, net from our non-GAAP net income (loss) and net income (loss) per share because they are unrelated to our ongoing business operating results. Our non-GAAP financial measures exclude the income tax effects of the adjustments described above that relate to the current period as well as adjustments for similar items that relate to prior periods. We exclude the impact of these tax items because management believes that they are not indicative of our ongoing business operations. The effective tax rates used to calculate non-GAAP net income (loss) and net income (loss) per share were as follows: 35% for the first and second quarters of fiscal 2006; 37% for the first quarter of fiscal 2007; 36% for the second quarter of fiscal 2007; 35% for the first six months of fiscal 2007; and 35% for fiscal 2007 guidance. Finally, we exclude amounts related to discontinued operations from our non-GAAP net income (loss) and net income (loss) per share because they are unrelated to our ongoing business operations.
We refer to these non-GAAP financial measures in assessing the performance of Intuit’s ongoing operations and for planning and forecasting in future periods. These non-GAAP financial measures also facilitate our internal comparisons to Intuit’s historical operating results. We have historically reported similar non-GAAP financial measures and believe that the inclusion of comparative numbers provides consistency in our financial reporting. We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year.
The reconciliations of the forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures in Table E include all information reasonably available to Intuit at the date of this press release. These tables include adjustments that we can reasonably predict. Events that could cause the reconciliation to change include acquisitions and divestitures of businesses, goodwill and other asset impairments and sales of marketable equity securities and other investments.

Table B
INTUIT INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	January 31,	January 31,	January 31,	January 31,
	2007	2006	2007	2006
GAAP operating income from continuing operations	$214,324	$238,972	$112,830	$136,351
Amortization of purchased intangible assets	2,583	2,763	4,891	5,712
Acquisition-related charges	2,334	3,553	5,176	7,312
Share-based compensation expense	19,312	17,749	38,171	38,173

Non-GAAP operating income	$238,553	$263,037	$161,068	$187,548

GAAP net income	$145,362	$182,973	$86,432	$137,169
Amortization of purchased intangible assets	2,583	2,763	4,891	5,712
Acquisition-related charges	2,334	3,553	5,176	7,312
Share-based compensation expense	19,312	17,749	38,171	38,173
Gains on marketable equity securities	—	(3,027)	(1,221)	(7,294)
Income tax effect of non-GAAP adjustments	(8,663)	(7,784)	(17,095)	(15,787)
Exclusion of discrete tax items	(368)	5,932	1,658	3,711
Discontinued operations	—	(27,726)	—	(39,533)

Non-GAAP net income	$160,560	$174,433	$118,012	$129,463

GAAP diluted net income per share	$0.40	$0.50	$0.24	$0.38
Amortization of purchased intangible assets	0.01	0.01	0.01	0.02
Acquisition-related charges	0.01	0.01	0.01	0.02
Share-based compensation expense	0.05	0.05	0.11	0.10
Gains on marketable equity securities	—	(0.01)	—	(0.02)
Income tax effect of non-GAAP adjustments	(0.02)	(0.03)	(0.04)	(0.05)
Exclusion of discrete tax items	—	0.02	—	0.01
Discontinued operations	—	(0.07)	—	(0.11)

Non-GAAP diluted net income per share	$0.45	$0.48	$0.33	$0.35

Shares used in diluted per share amounts	360,573	363,582	360,654	365,200

See “About Non-GAAP Financial Measures” immediately preceding this Table B for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure. All share and per share figures in this Table B retroactively reflect our July 2006 two-for-one common stock split.

Table C
INTUIT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 31,	July 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$286,328	$179,601
Investments	849,228	1,017,599
Accounts receivable, net	310,506	97,797
Income taxes receivable	9,318	64,178
Deferred income taxes	56,016	47,199
Prepaid expenses and other current assets	100,824	53,357

Current assets before funds held for payroll customers	1,612,220	1,459,731
Funds held for payroll customers	411,774	357,299

Total current assets	2,023,994	1,817,030

Property and equipment, net	205,377	194,434
Goodwill, net	555,023	504,991
Purchased intangible assets, net	57,350	59,521
Long-term deferred income taxes	135,358	144,697
Loans to executive officers and other employees	8,865	8,865
Other assets	48,032	40,489

Total assets	$3,033,999	$2,770,027

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$120,300	$70,808
Accrued compensation and related liabilities	138,145	171,903
Deferred revenue	295,463	293,113
Income taxes payable	35,984	33,560
Other current liabilities	189,328	89,291

Current liabilities before payroll customer fund deposits	779,220	658,675
Payroll customer fund deposits	411,774	357,299

Total current liabilities	1,190,994	1,015,974

Long-term obligations	18,378	15,399
Minority interest	978	568
Stockholders’ equity	1,823,649	1,738,086

Total liabilities and stockholders’ equity	$3,033,999	$2,770,027

Table D
INTUIT INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	January 31,	January 31,	January 31,	January 31,
	2007	2006	2007	2006
Cash flows from operating activities:
Net income	$145,362	$182,973	$86,432	$137,169
Net income from discontinued operations	—	(27,726)	—	(39,533)

Net income from continuing operations	145,362	155,247	86,432	97,636
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Depreciation	21,061	22,616	43,336	45,761
Acquisition-related charges	2,334	3,553	5,176	7,312
Amortization of purchased intangible assets	2,583	2,763	4,891	5,712
Amortization of other purchased intangible assets	2,734	2,259	5,305	4,290
Share-based compensation	19,312	17,749	38,171	38,173
Amortization of premiums and discounts on available-for-sale debt securities	1,071	972	1,961	2,066
Net realized loss (gain) on sales of available-for-sale debt securities	(9)	98	(1)	478
Net gains on marketable equity securities and other investments	—	(3,027)	(1,221)	(7,294)
Minority interest, net of tax	335	244	550	244
Deferred income taxes	(6,552)	(4,128)	(9,399)	(1,608)
Tax benefit from share-based compensation plans	12,634	26,554	29,430	29,076
Excess tax benefit from share-based compensation plans	(7,967)	(12,446)	(16,720)	(13,385)
Other	68	(40)	194	(21)

Subtotal	192,966	212,414	188,105	208,440

Changes in operating assets and liabilities:
Accounts receivable	(215,488)	(245,772)	(212,884)	(232,851)
Prepaid expenses, taxes and other current assets	66,985	70,864	8,727	32,370
Accounts payable	22,619	28,937	48,970	59,602
Accrued compensation and related liabilities	47,436	43,917	(33,726)	(20,482)
Deferred revenue	19,052	(17,825)	2,273	(23,062)
Income taxes payable	18,415	8,343	2,702	(8,428)
Other liabilities	91,152	66,473	102,264	57,002

Total changes in operating assets and liabilities	50,171	(45,063)	(81,674)	(135,849)

Net cash provided by operating activities of continuing operations	243,137	167,351	106,431	72,591
Net cash provided by operating activities of discontinued operations	—	3,109	—	14,090

Net cash provided by operating activities	243,137	170,460	106,431	86,681

Cash flows from investing activities:
Purchases of available-for-sale debt securities	(479,703)	(392,673)	(880,578)	(681,792)
Liquidation of available-for-sale debt securities	495,550	271,213	985,747	826,282
Maturity of available-for-sale debt securities	26,784	31,665	61,614	52,440
Proceeds from the sale of marketable equity securities	—	4,235	858	4,235
Net change in funds held for payroll customers’ money market funds and other cash equivalents	24,438	(78,576)	(54,475)	(66,170)
Purchases of property and equipment	(23,683)	(22,855)	(52,906)	(47,912)
Proceeds from sale of property	22	334	22	334
Change in other assets	(2,026)	(1,925)	(6,704)	(6,379)
Net change in payroll customer fund deposits	(24,438)	78,576	54,475	66,170
Acquisitions of businesses and intangible assets, net of cash acquired	(1,991)	(23,733)	(61,993)	(33,881)

Net cash provided by (used in) investing activities of continuing operations	14,953	(133,739)	46,060	113,327
Net cash provided by investing activities of discontinued operations	20,989	171,833	20,989	171,833

Net cash provided by investing activities	35,942	38,094	67,049	285,160

Cash flows from financing activities:
Change in long-term obligations	(874)	(260)	(1,315)	(894)
Net proceeds from issuance of common stock under stock plans	41,299	126,083	124,197	147,551
Purchase of treasury stock	(205,373)	(300,181)	(205,373)	(494,981)
Excess tax benefit from share-based compensation plans	7,967	12,446	16,720	13,385

Net cash used in financing activities	(156,981)	(161,912)	(65,771)	(334,939)

Effect of exchange rates on cash and cash equivalents	(1,844)	1,090	(982)	1,962

Net increase in cash and cash equivalents	120,254	47,732	106,727	38,864
Cash and cash equivalents at beginning of period	166,074	74,974	179,601	83,842

Cash and cash equivalents at end of period	$286,328	$122,706	$286,328	$122,706

Table E
INTUIT INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE FOR NON-GAAP FINANCIAL MEASURES
TO PROJECTED GAAP REVENUE, OPERATING INCOME (LOSS), AND EPS
(In thousands, except per share amounts)
(Unaudited)

	Forward-Looking Guidance
	GAAP				Non-GAAP
	Range of Estimate				Range of Estimate
	From	To	Adjustments		From	To
Three Months Ending April 30, 2007
Revenue	$1,102,000	$1,132,000	$—		$1,102,000	$1,132,000
Operating income	$527,000	$554,000	$45,000	[a]	$572,000	$599,000
Operating margin	48%	49%	4%	[a]	52%	53%
Diluted earnings per share	$0.94	$0.98	$0.11	[b]	$1.05	$1.09
Shares	354,000	356,000			354,000	356,000

Three Months Ending July 31, 2007
Revenue	$405,000	$418,000	$—		$405,000	$418,000
Diluted loss per share	$(0.12)	$(0.10)	$0.05	[c]	$(0.07)	$(0.05)

Twelve Months Ending July 31, 2007
Revenue	$2,625,000	$2,675,000	$—		$2,625,000	$2,675,000
Operating income	$585,000	$611,000	$140,000	[d]	$725,000	$751,000
Operating margin	23%	23%	5%	[d]	28%	28%
Diluted earnings per share	$1.10	$1.14	$0.23	[e]	$1.33	$1.37
Shares	357,000	359,000			357,000	359,000
See “About Non-GAAP Financial Measures” immediately preceding Table B for more information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

[a]	Reflects estimated adjustments for share-based compensation expense of approximately $21 million; amortization of purchased intangible assets of approximately $14 million; and acquisition-related charges of approximately $10 million.

[b]	Reflects the estimated adjustments in item [a] and income taxes related to these adjustments.

[c]	Reflects adjustments for share-based compensation expense of approximately $22 million; amortization of purchased intangible assets of approximately $14 million; acquisition-related charges of approximately $10 million; an adjustment for an expected net gain on the sale of certain assets related to our Complete Payroll and Premier Payroll Service businesses of approximately $14 million; and income taxes related to these adjustments.

[d]	Reflects estimated adjustments for share-based compensation expense of approximately $82 million; amortization of purchased intangible assets of approximately $33 million; and acquisition-related charges of approximately $25 million.

[e]	Reflects the estimated adjustments in item [d]; an adjustment for net gains on marketable equity securities and other investments of approximately $1 million; an adjustment for an expected net gain on the sale of certain assets related to our Complete Payroll and Premier Payroll Service businesses of approximately $14 million; and income taxes related to these adjustments.